Power of Attorney

The undersigned, John J. Park, hereby constitutes

and appoints Marc T. Tanenberg, Kenneth R. Batko, Mark A.

Gerard, Russell E. Causey and James C. Gari and each of

them, as the undersigned's true and lawful attorney-in-

fact and agent, with full power of substitution and

resubstitution, for the undersigned and in the

undersigned's name, place and stead, to sign any and all

SEC statements of beneficial ownership of securities on

Forms 3, 4 and 5 as required under Section 16(a) of the

Securities Exchange Act of 1934 and the rules thereunder

as an officer and/or director of APAC Customer Services,

Inc. (the "Company"), and to file the same therewith,

with the power and authority to do and perform each act

and thing requisite and necessary to be done under said

Section 16(a), as fully to all intents and purposes as

the undersigned might or could do in person, hereby

ratifying and confirming all that said attorney-in-fact

may lawfully do or cause to be done by virtue hereof.

The undersigned acknowledges that the foregoing attorneys-

in-fact, in serving in such capacity at the request of

the undersigned, are not assuming, nor is the Company

assuming, any of the undersigned's responsibilities to

comply with Section 16 of the Securities Exchange Act of

1934.

A copy of this Power of Attorney shall be filed with the

Securities and Exchange Commission.  The authorization set

forth above shall continue in full force and effect until

the undersigned is no longer required to file Forms 3, 4

and 5 with respect to the Company's securities, unless

earlier revoked by written instructions to the attorney-

in-fact.

Dated 6/2/05

/s/John J. Park

Director